Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contacts:

Steven E. Brady, President and CEO

Donald F. Morgenweck, CFO

(609) 399-0012

OCEAN SHORE HOLDING CO. AND

OCEAN CITY HOME BANK

DIRECTOR RETIRES

Ocean City, New Jersey – November 17, 2010 – Ocean Shore Holding Co. (NASDAQ: OSHC) today announced the retirement of Sylva A. Bertini from the board of directors of Ocean Shore Holding Co. (the “Company”) and Ocean City Home Bank (the “Bank”), effective December 31, 2010. Ms. Bertini has served on the Company’s board of directors since 2000. Prior to becoming a director, Ms. Bertini served as an officer of the Bank for over 20 years. Ms. Bertini has been a resident of Ocean City, New Jersey for over 40 years and is an active member of the community, having operated a local business for 20 years, and currently holding various positions in a number of local charitable and civic organizations. The Company’s President and Chief Executive Officer, Steven E. Brady, stated “We are tremendously grateful for Sylva’s many years of dedicated service both as a director and as an officer of the Bank. We wish her a long and happy retirement.”

Ocean Shore Holding Co. is the holding company for Ocean City Home Bank, a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of ten full-service banking offices in eastern New Jersey.